Exhibit 4.141

Nevada Geothermal Power Inc.

Suite 900	Tel: 604-688-1553
409 Granville St.	Fax: 604-688-5926
Vancouver, B.C	Toll: 866-688-0808
Canada VC6 1T2	Web: www.nevadageothermal.com

AMENDMENT TO EMPLOYMENT AGREEMENT – WALENCIAK, EFFECTIVE AS OF APRIL 16, 2007

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into effective as of April 16, 2008 (the “Effective Date”), by and between Nevada Geothermal Power Company, a Nevada corporation (the “Company”) and Max Walenciak (“Employee”), with reference to the following: THE ABOVE REFERENCED

AGREEMENT IS AMENDED AS FOLLOWS:

1. Clause 4.1(c) is amended as follows: “For the additional period up to December 31, 2009, the Company will pay $1,100.00 per month towards the cost of interim Reno rental accommodation.”

2. Clause 4.1(d) is amended by extending the period of time for reimbursement of moving expenses to December 31, 2009.

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.

EMPLOYMENT AGREEMENT – WALENCIAK Page 2

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEVADA GEOTHERMAL POWER CO.

Per: Signed
Authorized Signatory: Brian Fairbank
President & CEO

SIGNED, SEALED and DELIVERED by	)
MAX WALENCIAK in the presence of:	)
)
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Sharon L. DeSimoni	)
)
February 02, 2009)		Signed
	)	Max Walenciak
)
)
)
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Signed	)